Exhibit 99.1



                       Cautionary Statement
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UAL Corporation ("UAL") and its representatives from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors of UAL and United Air Lines, Inc. securities, and other meetings and conferences.

Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking and involves risks and uncertainties that could result in actual results differing materially from expected results. It is not reasonably possible to itemize all of the many factors and specific events that could affect the outlook of an airline operating in the global economy. Some factors that could significantly impact expected capacity, traffic, load factors, yields, revenues, expenses, capital spending, cash flows, pre-tax margins, earnings, earnings per share and price to earnings ratios include the airline pricing environment, willingness of customers to travel, fuel costs, low-fare carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments including the status of the Federal excise tax, foreign currency exchange rate fluctuations, costs of security and safety measures, the price of UAL common stock, inflation, the economic environment of the airline industry and the general economic environment.